Exhibit 32.1

CERTIFICATION OF CEO PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Trinity Capital Corporation, a New Mexico corporation (the “Company”), for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William C. Enloe, as President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Trinity Capital Corporation and will be retained by Trinity Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ WILLIAM C. ENLOE
William C. Enloe
President and Chief Executive Officer
August 14, 2003

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.